(KPMG Peat Marwick LLP Letterhead)



                          Independent Auditors' Consent
                          -----------------------------


The Board of Directors
Minnesota Life Insurance Company and
Contract Owners of Variable Annuity Account:



We consent to the use of our report included herein and to the references to our Firm under the headings "AUDITORS" for Part B of the Registration Statement.


                                                     /s/  KPMG Peat Marwick LLP

                                                     KPMG Peat Marwick LLP


Minneapolis, Minnesota
April 30, 1999